EXHIBIT 23.4

CONSENT OF FORREST A. GARB & ASSOCIATES, INC.
INDEPENDENT PETROLEUM ENGINEERS

As independent petroleum engineers, we hereby consent to the use of references in this Form S-1 (No. 333-                         ) of Resaca Exploitation, Inc. of our estimates of reserves as of June 30, 2007 applicable to Cano Petroleum, Inc. and to all references to our firm included in the Form S-1.

Dallas, Texas	FORREST A. GARB & ASSOCIATES, INC.
Texas Registered Engineering
Firm F-629

January 27, 2010

By:
Name:	William D. Harris III
Title:	Chief Executive Officer